Exhibit 10.26(b)

TWIN RIVER WORLDWIDE HOLDINGS, INC.
AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT

THIS AMENDMENT (this “Amendment”) is effective as of August 19, 2014 between Twin River Worldwide Holdings, Inc. (f/k/a BLB Worldwide Holdings, Inc., the “Company”) and Glenn Carlin (the “Participant”):

RECITALS

WHEREAS, the Company and the Participant have previously entered into a Nonqualified Stock Option Agreement dated July 10, 2013 (the “Option Agreement”). Capitalized terms not otherwise defined herein will have the same meaning as in the Option Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1.             Section 2(a) of the Option Agreement is hereby amended and restated in its entirety as follows:

“(a)          Subject to the Participant’s continuing to be an employee of Twin River Management Group, Inc. (“TRMG”), the Option will vest as to 1/6 of the Option Shares on each of the first six six-month anniversaries of the Effective Date.

At any time, the portion of the Option which has become vested as described above (or pursuant to Section 2(b) or 2(c) below) is hereinafter referred to as the “Vested Portion.”“

2.             Section 2(b) of the Option Agreement is hereby amended and restated in its entirety as follows:

“(b)          If the Participant’s employment with TRMG is terminated by TRMG other than for Cause, death or Disability, or if the Participant resigns his employment for Good Reason, the Option will, to the extent not then vested, be accelerated and become vested with respect to the two 1/6 portions of the Option Shares that were next scheduled to vest following such termination of employment. If the Participant’s employment with TRMG ceases for any reason other than for Cause, the Option shall, to the extent not then vested (after giving effect to the immediately preceding sentence), be canceled by the Company without consideration and the Vested Portion of the Option (after giving effect to the immediately preceding sentence) shall be exercisable during the period set forth in Section 3(a); provided that, if a Public Offering is consummated or a definitive agreement for a Change in Control is entered into, in either case, within six (6) months of the Participant’s termination without Cause (and other than due to death or Disability) or the Participant’s resignation for Good Reason, as applicable, then the Company shall pay to the Participant upon the Public Offering or Change in Control, as applicable, a lump sum cash amount, if any, equal to (i) the excess, if any, of the value of the consideration paid (A) in the Change in Control transaction to holders or (B) in the Public Offering to the Company, as applicable, in respect of one Share (or, if no consideration is paid in any such transaction, then Fair Market Value of one Share), over the Option Price, multiplied by (ii) all Options that were otherwise canceled pursuant to this sentence. If the Participant is terminated as an employee of TRMG for Cause, all Options whether or not vested and all other rights of the Participant hereunder shall be forfeited and of no further force or effect.”

3.            All provisions of Section 3(a) of the Option Agreement prior to “For purposes of this agreement:” are hereby amended and restated as follows:

“(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time until the tenth (10th) anniversary of the Date of Grant.”

4.            The definitions of “Company Purchase Cap”, “Founding Shareholder”, Sankaty Affiliated Group”, and “Wells/Wachovia Affiliated Group” are hereby deleted in their entirety from Section 3(a) of the Option Agreement.

5.            A new Section 3(b)(vi) of the Option Agreement is hereby inserted as follows: “(vi)        If the Fair Market Value of one Share (as determined by the Committee and the Participant in good faith) exceeds the Option Price, then, subject to any limitations contained in the Regulatory Agreement, made as of July 10, 2014, by and among the Company, the Rhode Island Department of Business Regulation, the Division of Lotteries of the Rhode Island Department of Revenue, TRMG, and UTGR, Inc. (the “Regulatory Agreement”), or the Company’s financing agreements, at the request of the Participant during the Period of Exercise set forth in Section 3(a) and in connection with any exercise of any Vested Portion of the Option pursuant to Section 3(b)(i), the Company or one of its Affiliates shall loan to the Participant, pursuant to a secured promissory note in the form attached hereto as Exhibit A (with such changes as may be mutually agreed by the Company or its applicable Affiliate and the Participant, the “Note”), funds sufficient for the Participant to pay to the Company both the aggregate Option Price of, and the amount required to be withheld for taxes at the minimum required statutory withholding rates (or, if applicable in lieu of mandatory Company withholding, the minimum estimated amount of taxes payable by the Participant as of the Participant’s next estimated tax payment due date) in connection with the exercise of, the applicable Vested Portion of the Option (the “Exercised Portion”). As a condition to entry into the Note in connection with the Participant’s exercise of the Exercised Portion, the Participant shall pledge to the Company or its applicable Affiliate as collateral all of the Shares issued to the Participant in respect of the Participant’s exercise of the Exercised Portion.”

6.            Section 3(b)(v) of the Option Agreement is hereby amended and restated in its entirety as follows:

“(v)         If requested by the Company, as a condition to exercising the Option, the Participant will become a party to the Shareholders Agreement by signing a Joinder Agreement in the form attached as Exhibit C to the Shareholders Agreement or such other form specified by and acceptable to the Company.”

7.            Section 3(c) of the Option Agreement is hereby amended and restated in its entirety as follows:

“(c)          Purchase by the Company. Subject to any limitations contained in the Regulatory Agreement or the Company’s financing agreements, at the request of the Participant during the exercise period set forth in Section 3(a), but in no event prior to the earliest of the date of a Change in Control, the date of a Public Offering or the date that is thirty (30) months following the date the Participant ceases to be an employee of TRMG due to death, Disability, resignation or removal without Cause, the Company will (i) purchase Shares issued to the Participant in respect of this Option for Fair Market Value as determined by the Committee and the Participant in good faith or (ii) in lieu of the Participant’s rights under Section 3(b) hereof, cancel the Vested Portion of the Option for Fair Market Value (less the applicable Option Price) as determined by the Committee and the Participant in good faith.”

8.             Section 3(d) of the Option Agreement is hereby amended and restated in its entirety as follows:

“(d)         Intentionally Omitted.”

9.            Section 3(f) of the Option Agreement is hereby amended and restated in its entirety as follows:

“(f)         Intentionally Omitted.”

10.          Section 6 of the Option Agreement is hereby amended by inserting the following at the end thereof:

“Notwithstanding anything herein to the contrary, subject to any applicable securities laws or registration requirements, the Participant may assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Option (a) for estate planning purposes or (b) for purposes of securing a loan from the Company or one of its Affiliates in connection with the exercise of any Vested Portion of the Option pursuant to Section 3(b)(vi), and in each instance the Option shall be exercisable by such applicable assignee or transferee as if such person were the Participant hereunder. For the avoidance of doubt, nothing herein shall be deemed to prohibit or otherwise restrict the transfer of Shares acquired upon the exercise of any Vested Portion of the Option; provided that such Shares shall be subject to any transfer prohibitions or restrictions set forth in the Shareholders Agreement, to the extent applicable.”

11.          Section 7 of the Option Agreement is hereby amended and restated in its entirety as follows:

“7.          Withholding. The Participant may be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable required withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.”

12.          A new Exhibit A to the Option Agreement is hereby inserted in the form attached hereto as Exhibit A.

13.          Except as amended hereby, the Option Agreement will remain in full force and effect in accordance with its terms.

Twin River Worldwide Holdings, Inc.

By:	/s/George Papanier
Name: George Papanier
Title: Chief Executive Officer

Agreed and acknowledged:

/s/ Glenn Carlin
Glenn Carlin

Exhibit A

FORM OF
SECURED PROMISSORY NOTE

[__________ __, ____]

FOR VALUE RECEIVED, Glenn Carlin (the “Maker”) hereby promises to pay to the order of Twin River Worldwide Holdings, Inc. (the “Payee”), the principal sum of [_____]1 U.S. DOLLARS ($[________]), together with interest, in each case in the manner described herein. Certain terms used herein are defined below in Section 11.

1.          Payments of Principal. Subject to the acceleration provisions of Section 7, all unpaid principal, fees and accrued and unpaid interest shall be due and payable in full on [__________ __, ____]2 (the “Maturity Date”).

2.          Interest. The unpaid principal amount of this Note shall accrue interest on the basis of a 360-day year at [___]3% per annum. Accrued interest shall be payable (a) upon the payment or prepayment of any principal owing under this Note (but only on the principal amount so paid or prepaid), (b) quarterly on the last business day of March, June, September and December of each year and (c) on the Maturity Date.

3.          Prepayments. The Maker may at any time and from time to time prepay any principal amount of this Note in whole or in part without premium or penalty.

4.          Payment Terms. All payments of principal of, and interest upon, this Note shall be made by the Maker to the Payee in cash in immediately available funds in lawful money of the United States of America, by wire transfer to the bank account designated by the Payee in writing from time to time. If the due date of any payment under this Note would otherwise fall on a day that is not a business day, such due date shall be extended to the next succeeding business day and interest shall be payable on any principal so extended for the period of such extension.

5.          Security Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Obligations, each Pledgor hereby pledges and grants to the Payee a security interest in all of such Pledgors’s right, title and interest in the following property, assets and revenues, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Section 5 being collectively referred to herein as the “Collateral”):

(a)          all Pledged Shares; and

1 Insert amount of Note.

2 Insert date five years from date of Note.

3 Insert rate to equal mid-term AFR on the closing date (which was 1.81% as of July 2014).

(b)          all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Pledged Shares.

6.            Events of Default. An “Event of Default” shall exist hereunder if any one or more of the following events shall occur:

(a)          the Maker shall fail (i) to pay any principal or any portion thereof, when due (or)

(ii) to pay any interest or any portion thereof, within ten business days the same becomes due; or

(b)          any Pledgor shall fail to perform or observe any term, covenant or agreement to be performed or observed by it contained in Sections 9(a) or (b); or

(c)          any Pledgor shall fail to perform or observe any other covenant or agreement contained herein for ten days after notice thereof; or

(d)          any representation or warranty of any Pledgor made herein or in any accession agreement hereto proves to have been materially incorrect when made or reaffirmed; or

(e)          (i) any Pledgor institutes or consents to any proceeding under any bankruptcy laws relating to it or to all or any part of its property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of any Pledgor, as applicable; or any proceeding under a Debtor Relief Law relating to any Pledgor or to all or any part of its property is instituted without its consent and such proceeding is unstayed, unvacated or undismissed for thirty days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of its property and is not released, vacated or fully bonded within ten days after its issue or levy or (ii) the death of any Pledgor.

7.            Remedies. Upon the occurrence of any Event of Default specified in Section 6(e), the principal amount of this Note together with any interest thereon shall become immediately and automatically due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Pledgors). Upon the occurrence and during the continuance of any other Event of Default, the Payee may, by written notice to the Maker, declare the principal amount of this Note together with any interest thereon to be due and payable, and the principal amount of this Note together with any such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Pledgors). Following any such demand, the Maker shall immediately pay to such holder all amounts due and payable with respect to this Note.

8.            Maker’s Representations and Warranties. The Maker represents and warrants to the Payee that the Maker has the legal capacity to execute, deliver and perform this Note. The Maker owns the Pledged Shares, beneficially and of record, free and clear of any liens or encumbrances. The execution, delivery and performance by the Maker of this Note do not violate any law, or result in a breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any indenture, loan or credit agreement or any other contractual obligation to which the Maker is a party or by which the Maker or any of its property or assets are bound or affected. This Note has been executed and delivered by the Maker and constitutes the legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms.

9.            Covenants. Each Pledgor covenants and agrees as follows:

(a)          Restrictions on Liens. The Pledgors shall not directly or indirectly create, incur, assume or suffer to exist any liens or encumbrances against any of the Collateral, except liens or encumbrances hereunder.

(b)          Use of Proceeds. The Maker shall use the proceeds of this Note solely to purchase the Pledged Shares and to pay any accompanying taxes with respect thereto.

(c)          Collateral: Further Assurances. The Pledgors shall cause the Collateral to be subject to a first priority security interest in favor of the Payee, except to the extent waived by the Payee. Without limiting the foregoing, the Pledgors shall do such further acts and things, and execute and deliver such additional instruments, as the Payee may at any time reasonably request in connection with the administration of this Note and the other documents delivered in connection therewith or related to the Collateral or any part thereof.

10.           Governing Law: Submission to Jurisdiction: Waiver of Jury Trial. Etc. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each Pledgor hereby submits to the exclusive jurisdiction of the United States District Court for the District of Rhode Island and of any Rhode Island state court sitting in Providence, Rhode Island, for the purposes of all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby. This Note may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Note. Delivery of an executed counterpart of a signature page to this Note by electronic transmission shall be as effective as delivery of an original executed counterpart of this Note. This Section IO shall survive the termination of this Note. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

11.          Definitions. The following capitalized terms, when used in this Note, shall have the following meanings:

“Accession Agreement” means an Accession Agreement in substantially the form of Exhibit A.

“Debtor Relief Law” means the Bankruptcy Reform Act of 1978, codified as 11 U.S.C. §§101 et seq, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Obligations” means, collectively, (a) all obligations of the Maker under this Note to pay principal, fees and interest on this Note, and (b) in the case of the foregoing, including all interest thereon accruing or arising after the commencement of any case under any bankruptcy or insolvency law (whether or not such interest is enforceable, allowed or allowable as a claim in whole or in part in such case).

“Pledged Shares” means the [________]4 shares of common stock of the Payee owned by any Pledgor and represented by certificate No(s) [____________________________________]5 (the “Shares”), together with (a) all certificates representing the Shares and (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Shares, or resulting from a split-up, revision, reclassification or other like change of the Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Shares.

“Pledgor” means the Maker and any subsequent Pledgor hereto pursuant to the execution of any Accession Agreement.

12.           Amendments; Notices. This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Maker and the Payee. All notices and other communications in respect of this Note shall be given or made in writing at the address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by electronic transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

13.           Assignments. The Payee may at any time assign all or a portion of its rights and obligations under this Note without the prior written consent of the Maker. In the event of any such assignment, the Payee and the assignee or assignees may enter into such intercreditor arrangements as they may determine to be necessary or advisable for the purpose of determining voting rights and similar issues hereunder. From and after the effective date specified in each assignment and assumption, the assignee thereunder shall be a party to this Note and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of the Payee under this Note, and the Payee shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Note (and, in the case of an assignment and assumption covering all of the Payee’s rights and obligations under this Note, the Payee shall cease to be a party hereto).

4 Insert number of shares held by the Maker.

5 Insert Pledged Share certificate numbers.

14.           Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person or entity shall be construed to include such person’s or entity’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Exhibits shall be construed to refer to Sections or Exhibits of this Note and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or otherwise modified from time to time.

15.           Accession. The Pledgors and the Payee hereby agree that upon delivery of an executed Accession Agreement to the Payee, the Acceding Party therein shall, without further amendment to this Note, be deemed to be a Pledgor hereunder for all purposes and shall be bound to observe all of the provisions of and perform all of the obligations arising under this Note applicable to or binding upon a Pledgor. The effectiveness of any such accession shall be subject to the execution and delivery of such Accession Agreement.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date first above written.

GLENN CARLIN

By:	/s/Glenn Carlin
Glenn Carlin

TWIN RIVER WORLDWIDE HOLDINGS, INC., as the Payee, hereby accepts this Note.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

By:
Name:
Title:

Exhibit A

FORM OF ACCESSION AGREEMENT

This ACCESSION AGREEMENT (this “Accession Agreement”), dated as of [__________ __], [____], is entered into (i) by [ __________] (the “Acceding Party”) and Twin River Worldwide Holdings, Inc., the Payee, and (ii) pursuant to the Secured Promissory Note dated [________, __, ____] (the “Note”). Capitalized terms used but not defined in herein have the meanings assigned to them in the Note.

WHEREAS, in order to induce, and in consideration for, the Payee agreeing to permit the transfer of the Pledged Shares from the Maker to the Acceding Party, the Acceding Party hereby agrees as follows:

1.            Pursuant to Section 15 of the Note, the Acceding Party hereby accedes to the Note for all purposes with respect thereto and in connection therewith hereby pledges and grants to the Payee a security interest in all of the Acceding Party’s right, title and interest in the following property, assets and revenues, whether now owned by the Acceding Party or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described above being collectively referred to herein as the “Collateral”):

(a)          all Pledged Shares; and

(b)          all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Pledged Shares.

2.            Acceding Party’s Representations and Warranties. The Acceding Party represents and warrants to the Payee that the Acceding Party has the legal capacity to execute, deliver and perform this Accession Agreement. The Acceding Party owns the Pledged Shares transferred to it on the date hereof, beneficially and of record, free and clear of any liens or encumbrances. The execution, delivery and performance by the Acceding Party of this Accession Agreement do not violate any law, or result in a breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any indenture, loan or credit agreement or any other contractual obligation to which the Acceding Party is a party or by which the Acceding Party or any of its property or assets are bound or affected. This Accession Agreement has been executed and delivered by the Acceding Party and constitutes the legal, valid and binding obligation of the Acceding Party enforceable against the Acceding Party in accordance with its terms.

3.            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Etc. This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The Acceding Party hereby submits to the exclusive jurisdiction of the United States District Court for the District of Rhode Island and of any Rhode Island state court sitting in Providence, Rhode Island, for the purposes of all legal proceedings arising out of or relating to this Accession Agreement or the transactions contemplated hereby. This Accession Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Accession Agreement. Delivery of n executed counterpart of a signature page to this Accession Agreement by electronic transmission shall be as effective as delivery of an original executed counterpart of this Accession Agreement. This Section 3 shall survive the termination of this Accession Agreement. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ACCESSION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

IN WITNESS WHEREOF, the Acceding Party has caused this Accession Agreement to be executed as of the date first above written.

[____________________]

By:
Name:
Title:

TWIN RIVER WORLDWIDE HOLDINGS, INC., as the Payee, hereby accepts this Accession Agreement.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

By:
Name:
Title: